                                                                   EXHIBIT 10.72



NOKIA

                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT is hereby made on this 9th day of March, 1998 by and between Nokia Mobile Phones, Inc. (hereinafter called "NOKIA"), having a place of business at 6000 Connection Drive, Irving, Texas 75039; and Western PCS Corporation (hereinafter called "WESTERN") having a place of business at 2001 N.W. Sammamish Road, #100, Issaquah, WA 98027.

                        RECITALS; OVERVIEW OF TRANSACTION

NOKIA has agreed to make available for purchase by WESTERN and its Affiliates (including Cook Inlet Western Wireless PV/SS PCS L.P.), certain handsets, modules and associated accessories for the prices described below. The parties agree that this Agreement and the Attachments will be amended from time to time to include all future GSM compatible and dual mode "Products" (defined below) that NOKIA introduces into the North American market. This is not an exclusive Agreement for either party -- WESTERN may purchase similar equipment from other vendors and NOKIA may sell similar equipment to other carriers. This Agreement is also being entered into simultaneously with an infrastructure supply contract between Nokia Telecommunications Inc. and Western PCS Corporation; the two contracts are in part consideration for each other.

1.       PRODUCTS, PRICES, QUANTITY.

1.1 NOKIA hereby agrees to sell, and WESTERN hereby agrees to purchase, the wireless communication terminals which are more fully described in ATTACHMENT "1" attached hereto and made a part hereof and hereinafter referred to as the "Handsets". NOKIA further agrees to offer for sale to WESTERN those certain accessories for the Handsets which are more fully described in ATTACHMENT "2" attached hereto and made a part hereof and hereafter referred to as the "Accessories". The Handsets and Accessories are hereafter collectively referred to as the "Products".

1.2 The prices for the Handsets shall be as set forth in ATTACHMENT "1". The prices for the Accessories shall be as set forth in ATTACHMENT "2". From time to time NOKIA may issue revised and restated ATTACHMENTS "1" or "2" which upon receipt by WESTERN shall be deemed incorporated into this Agreement and shall supersede the then existing ATTACHMENT "1" or ATTACHMENT "2" as applicable. Notwithstanding the foregoing, NOKIA shall not increase the price of any Products without the prior written approval of WESTERN.



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

1.3 All GSM and dual mode GSM/AMPS handsets sold to WESTERN will be configured with embedded software so as to function only with a SIM supplied by WESTERN (SIM lock), unless otherwise specifically requested by WESTERN. More information about the SIM lock software are included in the WINLOCK USER's GUIDE in ATTACHMENT "7" and the WINLOCK USER'S GUIDE APPENDIX: OPENING SIM LOCKS, in ATTACHMENT "8".

1.4 * If NOKIA fails to meet this requirement, then WESTERN may return any discontinued Product (and if the Product is a handset, all related accessories) on hand at the time of the notice or any time thereafter for a full refund.

1.5 * The prices stated previously do not include the cost of the dual mode module. The tentative release date for this handset is * , and Nokia will exercise reasonable commercial efforts to meet such date.

         *

1.6 NOKIA agrees to use reasonable commercial efforts in the development and sale of a * .

1.7      *.

         A.    *.

         B.    *.

         C.    *.

         D.    *.

         E.    *.

         F.    *.

1.8      *

2.       PURCHASE ORDERS AND FORECASTS.

2.1 All orders for Products must be accompanied by a purchase order from WESTERN to NOKIA. Specific purchase orders shall specify the type and quantity of Products ordered, unit and extended pricing as well as desired shipping schedule and ship-to instructions. Acknowledgment of receipt of purchase orders shall not constitute acceptance.

2.2 Each month during the term of this Agreement, WESTERN will provide NOKIA with * . The purpose of the Forecast is merely to assist NOKIA in maintaining an orderly



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         production flow so that WESTERN's delivery requirements can be met. "Forecast" means a *.

         WESTERN may change the shipping destination within * of the requested ship date. In addition to the specific time frames set forth above, NOKIA will exercise reasonable commercial efforts to fill orders and accommodate change requests which do not meet the specific time parameters set forth above.

2.3      *.

2.4 The minimum order quantity shall be three hundred ninety (390) Handsets per each ship-to address on an order (except for any Handset with a unit price above $500, for example the Communicator 9000i). The minimum order value for Accessories shall be One Thousand and 00/100 USD ($1,000.00) per each ship-to address on an order.

2.5      *.


3.       PACKING AND SHIPMENT.

3.1 The Handsets shall be packed in bulk in accord with NOKIA's standard bulk product packaging procedures, which procedures are subject to reasonable changes from time to time upon notice from NOKIA to WESTERN. Any WESTERN request for different or additional packing and fulfillment services shall be subject to NOKIA's reasonable approval and mutual agreement as to any increases in prices related to the provision of such services.

3.2 All shipments will be made F.O.B. destination on NOKIA's designated freight carrier with freight charges to be borne by WESTERN (these freight charges will be added to the relevant invoice, to be paid by WESTERN). NOKIA will bear the risk of loss to the destination and arrange for and absorb the cost of insurance to cover such shipments. Any claims of visible, shipment-related loss or damage concerning the Products shipped to WESTERN or drop-shipped for WESTERN must be reported to NOKIA within * of delivery. NOKIA will make reasonable efforts to expedite shipments which are expected to be delayed if shipped through normal channels, with the costs of such expediting to be the responsibility of NOKIA, unless caused by the actions of WESTERN.

3.3 If WESTERN designates their own freight forwarder of WESTERN then the shipment will be F.O.B. Fort Worth with freight charges to be borne by WESTERN ("freight collect"). WESTERN shall bear the risk of loss relating to such shipments. It shall be WESTERN's sole responsibility to procure insurance for each such shipment in an amount to cover the replacement cost of the shipment. WESTERN will provide proof of insurance to NOKIA upon request. In the event WESTERN discovers shortages or damages related to the shipment WESTERN will be solely responsible to file necessary claims and pursue recovery from its insurer. NOKIA



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         agrees to reasonably cooperate with WESTERN in furnishing information WESTERN needs to file such shipment-related insurance claims. Provided the bill of lading is in order indicating the proper number of undamaged cartons (weighing the proper number of pounds) were placed into the hands of WESTERN's designated freight carrier, NOKIA shall not be required to replace such lost or damaged goods nor shall WESTERN be entitled to deduct the value thereof from the payment of the corresponding invoice as NOKIA shall not have any insurance covering such shipments.

3.4 If WESTERN requests that any of the Products be drop-shipped to separate locations, such instructions and authorization must be submitted to NOKIA in writing. The number of drop-ship locations specified by WESTERN may not exceed * .

3.5      * .

3.6 NOKIA hereby offers packaging of individual units for * per unit (which covers the cost of the box and labor associated with inserting the unit, literature and standard accessories).

4.       CREDIT  AND PAYMENT.

4.1 The terms of payment shall be net due thirty (30) days from date of invoice. NOKIA shall invoice WESTERN for the Products at the time of shipment. But penalties for late payments will not accrue until sixty
         (60) days after date of invoice (see Section 4.3).

4.2 WESTERN shall have an initial credit line under this Agreement of *. NOKIA shall determine in its reasonable discretion from time to time the credit line which is to be available to WESTERN. NOKIA may withhold the granting of credit if WESTERN has not paid its undisputed invoices to NOKIA within 60 days. If NOKIA withholds the granting of credit (or additional credit as the case may be) for any reason WESTERN may continue to order and receive Products on a "cash in advance" basis.

4.3 WESTERN shall pay NOKIA interest at the rate of one and one-half percent (1-1/2%) per month (pro rated for any partial months) on all late payments. Payment will be considered late if not received within * of date of invoice.

4.4 WESTERN shall be responsible for all taxes, fees or other charges imposed by any governmental entity arising with respect to the sales of Products and accessories to WESTERN, except any taxes that may be based on NOKIA's net income or any import duties incurred by NOKIA in bringing the Products into the U.S.. All amounts due NOKIA hereunder shall be net of any such charges. If WESTERN provides NOKIA with appropriate documentation confirming exemption to sales taxes NOKIA agrees not to invoice for sales taxes, on any applicable transactions.



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

4.5 Unless expressly stipulated to the contrary, all rebates, credits, co-ops or accruals which may from time to time be due from NOKIA to WESTERN either pursuant to the terms of this Agreement, or under any special or promotional programs which the parties may agree upon during the term hereof, shall be paid to WESTERN in the form of an open credit memo which WESTERN may use towards payment of any outstanding amounts owed to NOKIA. If at the end of the term of this Agreement, WESTERN has any remaining open credit memos or portions thereof and shall not owe any additional sums to NOKIA, WESTERN may endorse and return such open credit memos to NOKIA in exchange for a cash payment in the amount of such open credit memos. Such payment will be made within thirty (30) days.


5.       CO-OP ADVERTISING ACCOUNT; SPECIAL MARKETING ACCOUNT.

5.1 NOKIA agrees to make a co-op advertising program available to WESTERN in accord with the terms and conditions set forth in ATTACHMENT "4" attached hereto and made a part hereof which terms and conditions are subject to reasonable changes from time to time upon notice from NOKIA to WESTERN. WESTERN may use the available balance in such account for advertising and promotion in accord with the provisions of ATTACHMENT "4".

5.2      *.

6.       PRICE PROTECTION.

6.1      *.

6.2      *.

6.3      *:

6.3.1    *.

6.3.2    *.

6.3.3    *.

6.3.4    *.

6.4      *:

6.4.1    *.

6.4.2    *.



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

6.4      *.

7.       TERRITORY AND TRANSSHIPMENT.

7.1 Except as otherwise provided herein, WESTERN is authorized to resell Products purchased under this Agreement to end-users only if carrying the "Voice Stream" brand (or other WESTERN-owned or licensed brand) and only in those certain cellular geographical statistical areas, major trading areas and/or basic trading areas in which WESTERN, its "Affiliate" or a * is a system operator or system manager. The foregoing area shall be referred to as the "Territory". The right to resell into any Territory will also be contingent on WESTERN, its Affiliate or * continuing to be a "carrier" as that term is commonly used in the telecommunications industry.

7.2 During the term of this Agreement, WESTERN shall not transship, sell, or otherwise transfer the Products outside the Territory. *. Further, except as set forth above, WESTERN shall not knowingly sell, or continue to sell, the Products to any other person or entity who intends to distribute the Products outside the Territory. WESTERN for these purposes will include Affiliates.

7.3 NOKIA agrees that, when commercially reasonable, it will include WESTERN in its pre-launch testing of new or next generation products, with at least * advance notice to WESTERN. In such cases, NOKIA agrees to deliver
       *.

7.4    *.

7.5 NOKIA agrees to keep WESTERN reasonably apprised of its current and planned revisions to software and hardware for its Products, including, if reasonably feasible, quarterly reports showing current and planned software and hardware revisions for all models, current functionality issues affecting current models, any planned fix dates for software or hardware problems, and a monthly summary of quantities shipped each month to WESTERN.

8. WARRANTY, RETURNS, SERVICE.

8.1 NOKIA warrants the Products to WESTERN, its purchasers and to end-users according to the applicable limited warranty documentation that accompanies the Products, a copy of which is included in Attachment 5.

8.2 Warranty returns shall be subject to NOKIA's reasonable repair and return policies in effect from time to time. If no-fault-found Handset returns directly from WESTERN exceed * of all returns from WESTERN then WESTERN will * pay per each no-fault-found Handset in excess of the * threshold that have been returned to NOKIA for warranty repair. NOKIA agrees to give WESTERN reasonable notice before imposing this fee on no-fault found Handsets. NOKIA also agrees to provide regular reports of the aggregate types of Handset problems encountered and repaired received by NOKIA from WESTERN's markets (limited to those Products



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         which are clearly identified as WESTERN's with the VoiceStream brand or otherwise). The parties agree to reasonably cooperate with each other in the investigation of no-fault found units, particularly in situations where one party has identified a defect but the other party has found no defect.

8.3 WESTERN shall comply with NOKIA's reasonable procedures related to the tracking of in-bound returned Products and accessories.

8.4 NOKIA agrees to offer for sale to WESTERN functionally equivalent replacement and repair parts for Handsets and "Standard Kit Accessories" (defined herein) until the later of: (i) five (5) years after the last delivery of Handsets hereunder; or (ii) the period of time required by applicable law. "Standard Kit Accessories" for these purposes shall mean the battery, rapid travel charger, warranty card and owner's manual that are included with the Handset in a standard sale to end-users.

8.5      *.

8.6 WESTERN shall not modify the Products in any manner without NOKIA's written consent. WESTERN will not in any manner modify, remove or alter the documentation accompanying the Products, without NOKIA's written consent. If WESTERN adds any additional documentation to accompany the Products, WESTERN shall indemnify and hold harmless NOKIA for any third-party claims related to any information contained within the additional documentation which contradicts any information contained in NOKIA's User's Manual.

8.7 Unless prohibited by law, WESTERN agrees not to knowingly sell non-NOKIA approved accessories with NOKIA Products in violation of the Product documentation. WESTERN hereby indemnifies and holds harmless NOKIA for any claims, liabilities, loss or damage for injury or damage caused by a non-NOKIA approved accessory, arising out of any sales by WESTERN in violation hereof, up to a maximum of WESTERN's available insurance limits (assuming WESTERN maintains insurance limits in amounts customary in the industry). NOKIA agrees to review and make reasonable efforts to approve any non-NOKIA accessories, that are compatible with the Nokia Products offered for sale hereunder. NOKIA further agrees to provide WESTERN with updated lists of authorized accessory providers.

8.8 All of NOKIA's Products delivered under this Agreement will be made Millennium compatible and are covered by the standard warranty provisions hereunder. "Millennium compatible" for these purposes will mean that the Product will record, store, process and present calendar dates falling on or after January 1, 2000, in substantially the same manner, and with substantially the same functionality as such Product handled calendar dates falling on or before December 31, 1999, and that such Product will do so without material interruption and with no material ambiguity as to century.

9.       LIMITATION OF LIABILITY.



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

9.1 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY (NOR ITS AFFILIATES) SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR LOST PROFITS, LOST OPPORTUNITIES, LOST REVENUES OR DAMAGES HOWSOEVER ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING LATE DELIVERY). This provision is not intended to limit, modify or rescind the provisions of
         Section 3.5 (late delivery damages) and Section 13 (trade infringement indemnity).

10.      FORCE MAJEURE.

10.1 Neither party shall be liable to the other for any delay or non-performance of its obligations hereunder in the event and to the extent that such delay or non-performance is due to an event of Force Majeure (as hereinafter defined). The following events shall be recognised as events of Force Majeure: War, civil unrest, strikes, lock-outs and other general labor disputes, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, accidents, fire, explosions, and general shortages of energy, materials and components, and other similar events, in each case which are beyond the control of the party and which occur after the date of signing of this Agreement and which were not reasonably foreseeable at the time of signing of this Agreement and whose effects are not capable of being overcome without unreasonable expense to the party concerned. Each party shall inform the other party of the occurrence of any event of Force Majeure, its expected duration and cessation, respectively without delay. The party whose performance is affected by Force Majeure shall not incur any liability to the other party as a result of cancellation pursuant to this Paragraph 10.1. WESTERN may cancel (in writing) the undelivered portion of any order if the delay due to a force majeure event exceeds thirty (30) days from the shipment date originally confirmed by NOKIA. For the sake of clarity it is recorded here that the party whose performance is so affected by Force Majeure shall not have the right to cancel this Agreement due to such Force Majeure. Delay or non-performance arising in the performance by a subcontractor of a party hereto shall be excusable only if the subcontractor itself would be excused under the foregoing provisions as if said subcontractor had contracted directly with the other party. If NOKIA can not ship full quantities of Products to WESTERN due to a Force Majeure event, NOKIA agrees to equitably allocate its available quantities between WESTERN and NOKIA's other customers.


11.       TERM AND TERMINATION.

11.1 Unless sooner terminated in accordance with the provisions herein, the initial term of this Agreement will begin on the effective date hereof and extend until February 28, 2003 (five years).



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

11.2 Either party has the right to terminate this Agreement if the other party rejects or fails to perform or observe any of its obligations hereunder, and such condition is not remedied within thirty (30) days after written notice is given to the defaulting party.

11.3 Either party has the right to terminate this Agreement, if the other party assigns this Agreement or any of its rights hereunder. Provided, however, either party may assign this Agreement to a successor entity which purchases all or substantially all of the ownership interest or assets in such party.

11.4 Termination of this Agreement, howsoever caused, shall not terminate WESTERN's liability to pay for any Products previously shipped to WESTERN in accordance with Section 2 of this Agreement.

11.5 Sections 3.5 (damages), 8 (warranty), 9 (limitation of liability), 11 (termination), 12 (indemnity for product liability), 13 (indemnity for infringement), 14 (governing law), 16 (publicity), 17 (trademarks), and 19 (general terms), and any other provisions which by their nature should survive termination, shall survive termination of this Agreement. The obligations contained in Section 15 shall survive termination of this Agreement for two (2) years.

12.      INDEMNITY.

12.1 NOKIA agrees to defend and indemnify WESTERN, its affiliates, customers, subsidiaries, parent company, shareholders, officers, directors, agents, employees, assigns and successors from and against any losses, damages, claims, demands, suits, liabilities and expenses (including reasonable attorney's fees) that arise out the use of the Products or NOKIA's actions in connection with this Agreement, provided that: (i) WESTERN notifies NOKIA in writing within thirty (30) days of the claim; (ii) NOKIA has sole control of the defense and all related settlement negotiations; and, (iii) WESTERN provides NOKIA with the assistance, information and authority necessary for NOKIA to perform its obligations under this Section 12.1; provided always that WESTERN will not admit liability under any circumstances. Reasonable out-of-pocket expenses incurred by WESTERN in providing such assistance will be reimbursed by NOKIA.

13.      INDEMNITY FOR INFRINGEMENT, INJUNCTION.

13.1 NOKIA agrees to defend and indemnify WESTERN against any claim that the Products sold by NOKIA hereunder infringe the intellectual property rights of third parties provided that: (i) Products are not modified by WESTERN or by any other party at the direction of WESTERN; (ii) WESTERN notifies NOKIA in writing within thirty (30) days of the claim; (iii) NOKIA has sole control of the defense and all related settlement and licensing negotiations; and, (iv) WESTERN provides NOKIA with the assistance, information and authority necessary to perform NOKIA's obligations under this Section 13.1; provided always that WESTERN shall not



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         admit liability under any circumstances. Reasonable out-of-pocket expenses incurred by WESTERN in providing such assistance will be reimbursed by NOKIA.

13.2 If the use or sale of any Products furnished hereunder is enjoined as a result of any suit, NOKIA at its option and at no expense to WESTERN shall: (i) obtain for WESTERN the right to use, sell or re-sell said items or shall (ii) substitute an equivalent product reasonably acceptable to WESTERN and extend this indemnity thereto, or if (i) or
         (ii) cannot be reasonably attained for commercial reasons, NOKIA shall accept the return of the Products and/or accessories and reimburse WESTERN the purchase price thereof, less a reasonable charge for wear and tear.

13.3 WESTERN covenants not to sue and agrees not to assert any of its own patents, or patents it controls, against NOKIA with respect to any Products purchased by WESTERN from NOKIA hereunder.

14.      GOVERNING LAW, ATTORNEY'S FEES.

14.1 This Agreement shall be governed by, and construed and enforced in accordance with the laws of New York, without giving effect to conflict of laws principles.

14.2 Except as set forth in Section 1.7, in the event either party shall at any time institute any legal action or proceedings of any nature for the enforcement of this Agreement, or any of the terms and provisions hereof, the prevailing party in such action or proceeding shall be entitled to recover all costs, including attorney's fees incurred in connection therewith, or in connection with appellate proceedings if said party shall prevail upon appeal.

15.      CONFIDENTIALITY.

15.1 Each party shall keep confidential and shall not without the prior consent in writing of the disclosing party, copy or disclose to any third party (except Affiliates, and *s on a need-to-know basis) the content of any documents or information, which is identified as being confidential and which is acquired from the other party in connection with this Agreement or the Products. Each party shall copy and use the same solely for the purpose of this Agreement and the normal use of the Products.

15.2 The obligations imposed upon either party under Section 15.1 above shall not apply to information whether or not designated as "Confidential": (i) which is made public by the disclosing party; (ii) which the receiving party can reasonably demonstrate is already in the possession of the receiving party and not subject to an existing agreement of confidence; (iii) which is received from a third party without restriction and without breach of this Agreement; (iv) which is independently developed by the receiving party as evidenced by its records; (v) which the receiving party is required to disclose pursuant to a valid order of a court or legal requirements of other governmental body or any political subdivision



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         thereof; provided, however, that the recipient of the information shall first have given notice to the disclosing party and made a reasonable effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued.

15.3 The parties agree that this Agreement (including all exhibits attached hereto) is confidential and shall not be disclosed to any third party.

15.4 The obligations in this Section 15 shall survive termination of this Agreement for two (2) years.

16.      PUBLICITY.

16.1 WESTERN and NOKIA agree to submit to each other for approval all publicity matters whenever the other's name is used in connection with matters pertaining to the relationship established by this Agreement.

17.      TRADEMARKS.

17.1 It is expressly agreed and understood that trademarks, trade names, insignia, etc. (herein "Marks") involving the words "Nokia" or WESTERN's owned or licensed trademarks ("WESTERN's Marks") are and shall remain the exclusive property of NOKIA or WESTERN (as applicable) and that the other party shall have no right to such trademarks and trade names. All use of Marks involving the words "Nokia" or "WESTERN's Marks" (as applicable) in the promotion and sale of goods in the Territory shall be deemed to be inure only for the benefit of the owner of such Marks. Neither party without the express written consent of the other shall have the right to use any Marks in the sale, lease or advertising of any products or on any product container, component part, sales, advertising or promotional materials. Any approved use of the Marks shall be in accord with such party's policies governing the size, typeface and other usage requirements.

17.2 If WESTERN requests that any of the Products are to be sold to WESTERN bearing any trademark other than the "Nokia" trademark, the terms and conditions concerning such private labeling of the Products shall be subject to the mutual written agreement of the parties. WESTERN shall indemnify and save NOKIA harmless from any liability, judgments, decrees, costs and expenses, including reasonable attorney(s) fees incurred by NOKIA suits brought by any party against NOKIA related to NOKIA affixing any trade names, logos or trademark(s) on the Products in accord with any instructions given by WESTERN.

17.3 Products not purchased by WESTERN under this Agreement which contain WESTERN's trademarks or trade names shall have all such trademarks or trade names removed prior to any sale, use or disposition thereof by NOKIA. NOKIA agrees to indemnify and hold WESTERN harmless from any actual damage arising out of failure to do so.



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* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

17.4 The NOKIA trademark must not be removed from any Product supplied under this Agreement, without NOKIA's approval.

18.      AFFILIATES.

18.1 For the purpose of this Agreement the term "Affiliate" shall mean another entity which controls a party hereto, or is controlled by a party hereto or which is under common control with a party hereto. Control, for the purposes of this Paragraph, shall mean the direct or indirect ownership of 50% or more of the shares or interests entitled to vote for the directors thereof or the equivalent, for so long as such entitlement exists, or equivalent power over management thereof. Any Affiliate of Purchaser which does not operate or manage a licensed PCS system in the U.S. shall be excluded from this definition. Cook Inlet Western Wireless PV/SS PCS, L.P. shall be considered an "Affiliate" under this Agreement.

19.2 Each Affiliate shall be entitled to purchase Products under the terms and conditions of this Agreement provided (i) the Affiliate executes a written acknowledgement agreeing to be bound by the terms and conditions of this Agreement; (ii) NOKIA must be reasonably satisfied with the creditworthiness and reputation of such Affiliate, and (iii) such Affiliate must not be a direct competitor of NOKIA or an opposing party in pending litigation against NOKIA. However, if WESTERN elects to directly purchase items on behalf of an Affiliate and remains fully liable therefor, no separate agreement will be required between NOKIA and the Affiliate and subsections (i) through (iii) above will not be applicable.

18.3     * .

18.4     * .


19.      GENERAL.

19.1 This Agreement expresses the entire understanding and agreement of the parties with reference to the sale of NOKIA Products and other items to WESTERN, and is a complete and exclusive statement of the terms of this Agreement, and no representations, amendments, or agreements modifying or supplementing the terms of this Agreement, shall be valid unless in writing, signed by persons authorized to sign agreements on behalf of both parties. This Agreement supersedes any prior agreement between the parties related to the subject matter hereof.

19.2 During the term of this Agreement, WESTERN's purchase of Products, or any accessories for the Products, from NOKIA, shall be deemed to be purchased under the terms and conditions of this Agreement. The terms and conditions of WESTERN's purchase orders, NOKIA's acknowledgments or any other writings by either party which differ from the terms and conditions hereunder shall not be effective unless specifically accepted in writing by amendment to this Agreement



                                       12


* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         made separate and apart from said terms and conditions. All orders are subject to acceptance at NOKIA's home office in Tampa, Florida. No person shall have the authority to accept any order on behalf of NOKIA's Tampa office.

19.3 No waiver by NOKIA or WESTERN of any of the terms, conditions, covenants or agreements of this Agreement shall be binding unless in writing and signed by the party to be charged, and no such waiver shall be deemed or taken as a waiver at any time thereafter of the same or any other term, condition, covenant or agreement herein contained, nor of the strict and prompt performance thereof. A waiver by course of performance to any of the terms and provisions hereunder on one occasion shall not be construed as a waiver for any other occasion.

19.4 If any one or more provisions of this Agreement is deemed to be unenforceable, the parties hereby express by agreement that the remainder of this Agreement is nevertheless to be fully enforced and to be interpreted as valid in every respect except for such unenforceable provisions.

19.5 The status of NOKIA shall be that of independent contractor only, not under any circumstances is this Agreement intended to be a partnership or joint venture.

19.6 The parties mutually agree that the headings and captions contained in this Agreement are inserted for convenience or reference only, and are not to be deemed part of, or to be used in construing, this Agreement.

19.7     *.

19.8 The parties agree that the right to return defective Products to NOKIA, as provided herein, is intended to apply regardless of whether the original NOKIA Products were purchased directly from NOKIA or from an approved distributor of NOKIA. The parties agree to cooperate in developing a mutually acceptable procedure to implement this provision in a manner acceptable to each party.


                                   ***********

ATTACHMENTS:

1. HANDSET PRICING
2. ACCESSORIES PRICING
3. EXAMPLES OF ESSENTIAL HANDSET FUNCTIONS [for purposes of Section 8.5]
4. CO-OP ADVERTISING PROGRAM
5. WARRANTY DOCUMENTATION
6. FORM OF NOKIA CONFIRMED SHIPPING DATE REPORT
7. WINLOCK USER GUIDE
8. WINLOCK USER GUIDE APPENDIX: OPENING SIM LOCKS



                                       13


* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

         IN WITNESS WHEREOF, this Agreement was entered into as of the day and year first written above.


ACCEPTED:                                    ACCEPTED:


WESTERN PCS CORPORATION                      NOKIA MOBILE PHONES, INC.

By:      /s/BOB STAPLETON                    By:     /s/JYRKI SALO
         ------------------------                    ------------------------

Title:   President                         Title:    President
         ------------------------                    ------------------------

Date:    March 9, 1998                       Date:   March 9, 1998



                                       14


* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.